Sub-Item 77Q1(a): Copies of Material Amendments to the
Registrant's Declaration of Trust or By-laws

Amended Schedule A dated April 12, 2016 to the Amended and Restated Agreement and Declaration of Trust dated April 16, 2015 is incorporated herein by reference to Exhibit (a)(3) to Post-Effective Amendment No. 10 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 25, 2016 (Accession No. 0001193125-16-602261).